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                                                       EXHIBIT 5.1

                      [LETTERHEAD OF COOLEY GODWARD LLP]


September 22, 1998

Javelin Systems, Inc.
17891 Cartwright Road
Irvine, CA 92614

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing on behalf of Javelin Systems, Inc., (the "Company") of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the public offering of up to 1,437,500 shares of the Company's common stock, including up to 187,500 shares that may be sold by certain selling stockholders pursuant to the exercise of an over-allotment option (collectively, the "Shares").

In connection with this opinion, we have examined the Registration
Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, and that the Shares will be sold by the Underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the Company, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable, and the Shares to be sold by the selling stockholders upon exercise of an over-allotment option, if exercised, are validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


COOLEY GODWARD LLP



By:   /s/ JEREMY D. GLASER
    --------------------------------
      Jeremy D. Glaser